UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ConAgra Foods, Inc.

(Name of Registrant as Specified In Its Charter)

[NOT APPLICABLE]

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on September 19, 2014.

CONAGRA FOODS, INC.

CONAGRA FOODS, INC.

ONE CONAGRA DRIVE

OMAHA, NE 68102-5001

Meeting Information

Meeting Type:            Annual Meeting

For holders as of:     July 28, 2014

Date: September 19, 2014   Time:   8:30 a.m., CT

Location:	Witherspoon Concert Hall
Joslyn Art Museum
2200 Dodge Street
Omaha, Nebraska 68102

Directions: Information on how to obtain directions to attend the meeting and vote in person is available by writing to us at Corporate Secretary, ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

ANNUAL REPORT                     NOTICE AND PROXY STATEMENT

How to View Online:

Have the information that is printed in the box marked by the arrow → (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:              sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 5, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow → (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

COMPANY PROPOSALS The Board of Directors recommends a vote FOR the following nominees:
1. Election of Directors
01) Mogens C. Bay	07) W.G. Jurgensen
02) Thomas K. Brown	08) Richard H. Lenny
03) Stephen G. Butler	09) Ruth Ann Marshall
04) Steven F. Goldstone	10) Gary M. Rodkin
05) Joie A. Gregor	11) Andrew J. Schindler
06) Rajive Johri	12) Kenneth E. Stinson

The Board of Directors recommends a vote FOR the following proposal:		STOCKHOLDER PROPOSAL The Board of Directors recommends a vote AGAINST the following proposal: 6. Stockholder proposal regarding bylaw change in regard to vote-counting
2. Approval of the ConAgra Foods, Inc. 2014 Stock Plan
The Board of Directors recommends a vote FOR the following proposal:

3. Approval of the ConAgra Foods, Inc. 2014 Executive Incentive Plan

The Board of Directors recommends a vote FOR the following proposal:

4. Ratification of the appointment of Independent Auditor

The Board of Directors recommends a vote FOR the following proposal:

5. Advisory vote to approve named executive officer compensation